UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Schedule 14A

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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Aditxt, Inc.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

737 N. Fifth Street, Suite 200
Richmond, VA 23219

AMENDMENT NO. 1 TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 16, 2023

This Amendment No.1 to the Proxy Statement (this “Amendment”) is being filed to amend the definitive proxy statement filed by Aditxt, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on July 20, 2023 (the “Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders, scheduled to be held on August 16, 2023 at 12:00 p.m. (Eastern Time) (the “Annual Meeting”). This Amendment is being filed with the SEC on or about August 11, 2023.

This Amendment updates the disclosure in the Proxy Statement on the vote requirements for Proposal 7, “Approval of the Reverse Stock Split Proposal” (“Proposal 7”). The vote required to approve Proposal 7 is the approval of a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote, voting together as a single class.

Except as specifically amended herein, all information in the Proxy Statement remains unchanged. No other changes have been made to the Proxy Statement. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. This Amendment should be read in conjunction with the 2023 Proxy Statement.

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The “Votes Required” column with respect to the vote required to approve Proposal 7 as described on page 6 of the Proxy Statement under the heading “Questions and Answers about this Proxy Material and Voting — How many votes are needed to approve each proposal?” is hereby amended and restated in its entirety as follows:

How many votes are needed to approve each proposal?

The following sets forth the votes that are required to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 7: Authorization of the reverse stock split.	The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote, voting together as a single class, must vote FOR to approve the proposal.	“FOR” “AGAINST” “ABSTAIN”	(1)	Yes

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(1)      Abstentions will have the effect of a vote against this proposal.

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The vote required to approve Proposal 7 as described on page 45 of the Proxy Statement under the heading “Proposal 7 — The Reverse Stock Split Proposal — Required Vote of Stockholders” is hereby amended and restated in its entirety as follows:

The affirmative vote of a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock of the Company entitled to vote, voting together as a single class, on this item at the Special Meeting is required for approval of this Proposal 1. Proxies solicited by our Board of Directors will be voted for approval of this Proposal 7 unless otherwise specified.